                                                                 EXHIBIT 11.0
                          MYLEX CORPORATION AND SUBSIDIARY
                       Earnings (Loss) Per Share Computations
            Years Ended December 27, 1997 and December 31, 1996 and 1995

The basis of computing net earnings (loss) per share is described in Note 9 of the consolidated financial statements, beginning on Page 39 of the Company's Annual Report for the year ended December 27, 1997.

The computation of basic and diluted earnings (loss) per share in as follows (in thousands, except per share amounts):

                                                     1997       1996      1995
                                                   --------   --------  --------
Basic earnings (loss) per share:
     Net Income (loss)                              ($5,939)   $17,250   $13,308
                                                   --------   --------  --------
                                                   --------   --------  --------

     Weighted average number of common shares
          outstanding during the period              20,387     20,277    18,074
                                                   --------   --------  --------
                                                   --------   --------  --------

          Basic earnings (loss) per share            ($0.29)     $0.85     $0.74
                                                   --------   --------  --------
                                                   --------   --------  --------

Diluted earnings (loss) per share:
     Net Income (loss)                              ($5,939)   $17,250   $13,308
                                                   --------   --------  --------
                                                   --------   --------  --------

     Weighted average number of common shares
          outstanding during the period              20,387     20,277    18,074

          Effect of stock options                      (1)       1,082     1,356

          Shares used in computation                 20,387     21,359    19,430
                                                   --------   --------  --------
                                                   --------   --------  --------

          Diluted earnings (loss) per share          ($0.29)     $0.81     $0.68
                                                   --------   --------  --------
                                                   --------   --------  --------

(1)  No effect given to stock options, as results would be antidilutive.